Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

POTLATCHDELTIC CORPORATION

(Effective December 6, 2024)

Article I—Offices

Section 1.1. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2. Principal Office. The corporation shall have an office in the City and County of Spokane, State of Washington, and may also have offices at such other places as the chair of the board or the board of directors may from time to time determine, or as the business of the corporation may require.

Article II—Corporate Seal

Section 2.1. Corporate Seal. The corporate seal of the corporation shall contain thereon the name of the corporation, the year of its organization and the words “Corporate Seal” and “Delaware.”

Article III—Meetings of Stockholders

Section 3.1. Place of Meetings. All meetings of the stockholders shall be held in the City and County of Spokane, State of Washington, at such place as may be designated from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. The board of directors may, in its sole discretion, determine that the meeting will not be held at any place, but will instead be held solely by means of remote communication as and to the extent permitted under Section 211 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

Section 3.2. Annual Meeting. Annual meetings of stockholders shall be held on the first Monday of May each year at 8:00 A.M., if not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. The board of directors may postpone, reschedule, or cancel any previously scheduled annual meeting of stockholders for any reason. At such annual meeting, the stockholders of the corporation shall elect a board of directors or, if the board of directors shall then be divided into classes, the members of that class of directors whose term of office expires at such meeting and transact such other business as may properly be brought before the meeting.

Section 3.3. Director Nominations and Business at Annual Meeting.

(a) To be properly brought before the annual meeting, director nominations and business (collectively, “business”) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the meeting by a stockholder who is a stockholder of record of the corporation at the time of giving of the notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 3.3. The requirements of this Section 3.3 shall be the exclusive means for a stockholder to present director nominations or other business at an annual meeting (other than matters properly brought under Rule 14a-8 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and included in the corporation’s notice of meeting (which proposals are not governed by these bylaws)).

(b) For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 3.3(d)(iv) of these bylaws) to the corporate secretary in proper written form in compliance with the requirements of this Section 3.3 of the stockholder’s intent to propose such business and the business proposed must be otherwise proper to be brought before the meeting. To be timely, the stockholder’s notice must be personally delivered or delivered by registered or certified mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the corporate secretary not more than 120 days nor less than 90 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the corporate secretary not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (x) the 90th day prior to the date of such scheduled annual meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement (as defined below) of the date of such scheduled annual meeting was first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of the stockholder’s notice as described above. The minimum timeliness requirements of this Section 3.3 shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A under the Exchange Act, including with respect to any statements or information required to be provided to the corporation pursuant to Rule 14a-19 of the Exchange Act by a nominating stockholder and not otherwise specified herein.

(c) In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the corporate secretary at the principal executive offices of the corporation not later than 10 days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than 5 days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines under these bylaws or enable or be deemed to permit a stockholder who has previously submitted a notice under these bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(d) To be in proper form, a stockholder’s notice pursuant to this Section 3.3 must include the following:

(i)
As to the stockholder giving the notice or, if the stockholder is acting on behalf of a beneficial owner, as to the beneficial owner on whose behalf the nomination or proposal is made (such stockholder or beneficial owner, a “Holder”), a stockholder’s notice must set forth:
a.
the name and address, as they appear on the corporation’s books, of the stockholder, the name and address of the Holder, if different than the stockholder giving the notice, and the name and address of any person who is an associate (as defined below) of the Holder;
b.
the class, series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by the Holder and any person who is an associate of the Holder as of the date of the notice;

c.
a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder, or any affiliates (as defined below) or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Holder, or any affiliates or associates or others acting in concert therewith;
d.
a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such Holder or any of its affiliates or associates or others acting in concert therewith has any right to vote any class or series of shares of the corporation;
e.
a description of any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such Holder or any of its affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any of its affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (any of the foregoing, a “Short Interest”);
f.
a description of any rights to dividends on the shares of the corporation owned beneficially by such Holder or any of its affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the corporation;

g.
a description of any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which Holder or any of its affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;
h.
a description of any performance-related fees (other than an asset-based fee) that such Holder or any of its affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such Holder and its affiliates or associates or others acting in concert therewith;
i.
a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such Holder or any of its affiliates or associates or others acting in concert therewith;
j.
a description of any direct or indirect interest of such Holder and its affiliates or associates or others acting in concert therewith in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
k.
all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Holder and its affiliates or associates or others acting in concert therewith, if any;
l.
any other information relating to such Holder or any of its affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
m.
a representation as to whether or not such Holder intends to solicit proxies in support of director nominees, other than the corporation’s nominees, in accordance with Rule 14a-19 promulgated under the Exchange Act (“Rule 14a-19”) and, if so, such other information and statements as are required to be included in a notice provided to the corporation pursuant to Rule 14a-19, and that the Holder will provide the corporation prompt notice if the Holder withdraws the nomination or is part of a group which intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (B) otherwise solicit proxies from stockholders in support of the proposal or nomination; and

n.
a representation that the Holder (or a qualified representative of the Holder) intends to appear in person or by proxy at the meeting to propose such business;
(ii)
If the notice relates to any business other than a nomination of a director or directors that the Holder proposes to bring before the meeting, such Holder’s notice must, in addition to the matters set forth in Section 3.3(d)(i) above, also set forth:
a.
a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Holder and each of its respective affiliates or associates or others acting in concert therewith, if any, in such business;
b.
the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the bylaws of the corporation, the text of the proposed amendment); and
c.
a description of all agreements, arrangements and understandings between such Holder and each of its affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Holder;
(iii)
As to each person, if any, whom the Holder proposes to nominate for election or reelection to the board of directors, such Holder’s notice must, in addition to the matters set forth in Section 3.3(d)(i) above, also set forth:
a.
all of the information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement and, if the person is nominated in accordance with Rule 14a-19, to being named in the corporation’s form of proxy and ballot, as a nominee, and a written statement of intent to serve as a director for the full term if elected);
b.
a statement whether the person, if elected, intends to tender, promptly following such person’s election or re-election as a director, an irrevocable resignation effective upon (x) such person’s failure to receive the required vote for re-election at the next meeting of stockholders at which such person would face re-election and (y) acceptance of such resignation by the board of directors, in accordance with these bylaws or the corporation’s corporate governance guidelines; and
c.
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past 3 years, and any other material relationships, between or among the Holder or any person who is an associate of the Holder, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K assuming for this purpose that the Holder and any person who is an associate of the Holder were the “registrant” and such nominee were a director or executive officer of such registrant; and
(iv)
With respect to each person, if any, whom the Holder proposes to nominate for election or reelection to the board of directors, such Holder’s notice must, in addition to the matters set forth in paragraphs Section 3.3(d)(i) and Section 3.3(d)(iii) above, also include a completed and signed questionnaire with respect to information of the type required by the corporation’s annual questionnaire for directors and officers of the corporation in connection with the annual meeting of stockholders and the various reports filed with the Securities and Exchange Commission (the “SEC”) (which form the nominating stockholder shall request in writing from the corporate secretary prior to submitting notice and which the corporate secretary shall provide to such stockholder after receiving such request), and a written representation and agreement, in the form provided by the corporate secretary upon written request, that the person:
a.
is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the corporation, will act or vote on any issue or question;
b.
is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director of the corporation; and
c.
in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the corporation;

The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as directors.

(e) In no event may a stockholder nominate a greater number of director candidates than are subject to election by the stockholders at the applicable meeting. Notwithstanding anything in this Section 3.3 to the contrary, if the number of directors to be elected to the board of directors at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the corporate secretary at the principal executive offices of the corporation not later than 10 days after the public announcement of the date of the meeting. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors.

(f) If any stockholder directly or indirectly provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the corporation reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act no later than 5 business days prior to the applicable meeting. Unless otherwise required by law, if any stockholder directly or indirectly (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (including because such stockholder fails to provide the corporation with information and notices required by Rule 14a-19 under the Exchange Act and this Section), then the chair of the meeting may determine that any person nominated by such stockholder shall be ineligible for election and disregard any proxies or votes solicited for each person whom the stockholder nominates, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining a quorum.

(g) Notwithstanding anything in these bylaws to the contrary, (a) no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 3.3; provided, however, that nothing in this Section 3.3 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting; and (b) unless otherwise required by law, if a stockholder intending to propose business at an annual meeting pursuant to this Section 3.3 does not provide the updated information required under Section 3.3(c) to the corporation promptly following the later of the record date or the date on which public announcement of the record date was first made, or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation. For purposes of this Section 3.3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the proposing of the business at the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders. Notwithstanding the foregoing provisions of this Section 3.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.3; provided, however, that any references in this Section 3.3 to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any business to be considered pursuant to Section 3.3(d). The requirements set forth in Section 3.3(d) of this Section 3.3 are intended to provide the corporation with notice of a stockholder’s intention to bring business before an annual meeting and related information and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the corporation as a condition precedent to bringing any such business before an annual meeting. Nothing in this Section 3.3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule or regulation) promulgated under the Exchange Act.

(h) The chair of the board (or such other person presiding at the meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that business (including director nominations) was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(i) For purposes of these bylaws, (1) references to “business” brought before a meeting of stockholders includes director nominations as well as any other business other than a director nomination, (2) “public announcement” shall mean disclosure (A) in a press release issued through Business Wire or PR Newswire, reported by the Dow Jones News Service, Associated Press or a comparable national news service or (B) in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act, (3) “affiliate” and “associate” shall have the definitions provided for in Rule 12b-2 under the Exchange Act, (4) “acting in concert” shall mean a knowing participation in a joint activity or parallel acting towards a common goal pursuant to an express agreement, arrangement or understanding, and (5) “group” shall have the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

Section 3.4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chair of the board and shall be called by the chair of the board or corporate secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders of record having a majority of the voting power of the capital stock issued and outstanding and entitled to vote.

Except in accordance with this Section 3.4, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. A request to the corporate secretary by stockholders for a special meeting shall state the purpose or purposes of the proposed meeting and shall be signed by stockholders of record as of the date of submission of such request (or their duly authorized agent), requesting the special meeting. Such request shall also set forth for each requesting stockholder of record the same information required to be provided to the corporate secretary by a stockholder proposing to bring a matter before an annual meeting pursuant to Section 3.3 of these bylaws and each requesting stockholder shall provide to the corporate secretary an update of such information as of the record date for the special meeting promptly following the date on which public announcement of the record date is first made. The corporate secretary shall not accept, and shall consider ineffective, a written request from a stockholder or stockholders (i) that does not comply with this Section 3.4, or (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law. A special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the board of directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the corporate secretary. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the corporate secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the board of directors, in its discretion, may cancel the special meeting. Business to be transacted at a special meeting requested by stockholders shall be limited to the matters in the special meeting request; provided, however, that nothing herein shall prohibit the board of directors from submitting matters to the stockholders at any special meeting requested by stockholders.

Section 3.5. Notice of Meetings. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 3.6. Quorum. A majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, there are insufficient shares to constitute a quorum, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be formed. At such adjourned meeting at which a quorum shall be formed, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 3.7. General.

(a) When a quorum is formed at any meeting, the affirmative vote of the majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, these bylaws or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern the decision of such questions.

(b) At any meeting of stockholders at which directors are to be elected, when a quorum is present: (i) each nominee in an uncontested election shall be elected by the vote of the “majority of the votes cast” with respect to that director’s election; and (ii) in a contested election, the nominees receiving a plurality of the votes cast shall be elected. For purposes of this Section 3.7, (i) a “contested election” means the number of nominees exceeds the number of directors to be elected in such election; (ii) an ”uncontested election” means the number of nominees equals the number of directors to be elected in such election; and (iii) a “majority of the votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director, with “abstentions” and “broker nonvotes” not counted as votes cast either “for” or “against” that director.

(c) The board of directors shall nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the board of directors of such resignation.

(d) If an incumbent director fails to receive the required vote for re-election in an uncontested election, the nominating and corporate governance committee of the board of directors will determine whether such director’s resignation should be accepted and make a recommendation to the board of directors, which shall make the final determination whether to accept the resignation. The board of directors will publicly disclose the board’s decision within 90 days from the date of certification of the election results. If such incumbent director is a member of the nominating and corporate governance committee and does not agree to abstain from participating in the committee’s deliberations and decision regarding such resignation, then such committee shall act through a sub-committee consisting of one or more members who did not fail to receive the required vote in the election. If such incumbent director does not agree to abstain from participating in the board of directors’ deliberations and decision regarding such resignation, then the board shall act through a special committee consisting entirely of directors who did not fail to receive the required vote in the election.

(e) If a director’s resignation is accepted by the board of directors pursuant to this Section 3.7, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors may fill the resulting vacancy pursuant to the provisions of subsection B of Article Ninth of the Certificate of Incorporation or may decrease the size of the board of directors pursuant to the provisions of subsection A of Article Ninth of the Certificate of Incorporation.

Article IV—Directors

Section 4.1. Authority. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation, or by these bylaws directed or required to be exercised or done by the stockholders.

Section 4.2. Term of Office and Retirement. Each director shall hold office until the director’s successor is elected and has qualified or until the director’s earlier resignation or removal. Directors need not be stockholders. No person shall continue to serve as a director after the expiration of the calendar year in which the age of 72 is attained.

Section 4.3. Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 4.4. Annual Meeting. The annual meeting of the board of directors shall be held immediately following each annual meeting of the stockholders of the corporation at the place where such meeting of stockholders is held or at such other date, time and place as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Section 4.5. Chair and Vice Chair. The directors at each annual meeting shall elect a chair of the board and also shall elect a vice chair of the board, each to hold such office until their successor is elected and qualified or until their earlier resignation or removal. In the absence or disability of both the chair of the board and the vice chair of the board, a committee chair designated by the board of directors shall perform the duties and exercise the powers of the chair of the board. The chair of the board of the corporation shall if present preside at all meetings of the stockholders and the board of directors.

Section 4.6. Special Meeting. Special meetings of the board of directors may be called by the chair of the board, the vice chair of the board, or by any officer who is a director. Each director shall be given not less than 5 days’ notice of such special meetings of the board, and such notice shall be deemed given once it has been conveyed to a director in person or by telephone or has been sent by mail or electronic means to a director’s last known address as shown in the corporate secretary’s records; provided, however, that if a special meeting is called by the chair of the board, the vice chair of the board, or by any officer who is a director because an attempt has been made or threatened to acquire the corporation or more than five percent of its shares, or because in the best judgment of the person calling the meeting some other emergency exists, then each director shall be given not less than three hours’ notice of any such meeting to be held in person or by means of conference telephone as provided in Section 4.9 of these bylaws and such notice shall be deemed given once it has been conveyed to a director in person or by telephone or by electronic means or an attempt has been made to give such notice by telephoning a director at the director’s home telephone number and business office telephone number as such numbers are shown in the corporate secretary’s records.

Special meetings of the board of directors shall be called by the chair of the board or the corporate secretary on the written request of one third of the entire board of directors (determined by rounding up to the next whole number in the event the board of directors is not then divisible by three) plus one director. Each director shall be given not less than 5 days’ notice of such special meetings of the board, and such notice shall be deemed given once it has been conveyed to a director in person or by telephone or has been sent by mail or electronic means to a director’s last known address as shown in the corporate secretary’s records.

Notice may be waived in writing by any director entitled thereto, and attendance at a meeting shall constitute a waiver of notice of such meeting.

Section 4.7. Quorum of Directors. At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 4.8. Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the consents are filed with the minutes of proceedings of the board or committee.

Section 4.9. Participation by Telecommunication. Members of the board of directors or any committee thereof may participate in a meeting of such board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting in such manner shall constitute presence at such meeting.

Section 4.10. Compensation. The board of directors shall have the authority to fix the compensation of directors.

Article V—Committees

Section 5.1. Committees. The board of directors may designate such committees with such powers and duties as it may prescribe by resolution.

Article VI—Officers

Section 6.1. Composition. The board of directors of the corporation may elect as officers of the corporation: a chief executive officer; one or more vice presidents; a corporate secretary; a treasurer; and such additional officers, including one or more assistant secretaries and assistant treasurers, as the board of directors may from time to time determine. Any number of offices may be held by the same person.

The board of directors may empower the chief executive officer or another officer to appoint or remove, such other officers and agents as the business of the corporation may require, each of whom will hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the chief executive officer may from time to time determine.

Section 6.2. Term. The term of office of the officers of the corporation shall expire at the annual meeting of the board of directors, and each officer shall hold office until the officer’s successor shall have been duly elected and qualified or until the officer’s earlier death, resignation, retirement or removal by the board of directors.

Section 6.3. Chief Executive Officer. The chief executive officer shall have general and active management of the business of the corporation and shall ensure that all orders and resolutions of the board of directors are carried into effect and shall have such other powers and duties as may be from time to time assigned to the chief executive officer by the board of directors or prescribed by the bylaws.

The chief executive officer shall have the power to employ and discharge subordinates, agents and employees of the corporation and to fix their compensation and to delegate all or part of such power, subject to supervision by the board of directors.

In the absence or disability of the chief executive officer, the officers designated by the board of directors shall perform the duties and exercise the powers of the chief executive officer.

Section 6.4. Vice Presidents. The vice presidents shall have such powers and perform such other duties as may be prescribed by these bylaws, the board of directors or the chief executive officer.

Section 6.5. Corporate Secretary. The corporate secretary shall have the care and custody of the records of the corporation and shall attend all meetings of the stockholders and the directors and shall record all votes and minutes of said meetings in a book or books kept for that purpose. The corporate secretary shall sign such instruments on behalf of the corporation as the corporate secretary may be authorized to sign by the board of directors or by law and shall countersign, attest and affix the corporate seal to all certificates and instruments where such countersigning or such sealing and attesting are necessary to their true and proper execution. The corporate secretary shall see that proper notice is given to all meetings of the stockholders and the directors where notice is required and shall have such other powers and duties as the corporate secretary may from time to time be assigned or directed to perform by the board of directors or the chief executive officer.

An assistant secretary shall have all of the powers and shall perform all of the duties of the corporate secretary in case of the absence of the corporate secretary or the corporate secretary’s inability to act, and shall have such other powers and duties as the assistant secretary may from time to time be assigned or directed to perform.

Section 6.6. Treasurer. The treasurer shall attend to the collection, receipt and disbursement of all moneys belonging to the corporation. The treasurer shall have authority to endorse, on behalf of the corporation, all checks, notes, drafts, warrants and orders, and shall have custody over all securities of the corporation. The treasurer shall have such additional powers and such other duties as the treasurer may from time to time be assigned or directed to perform by the board of directors or the chief executive officer.

An assistant treasurer shall have all of the powers and shall perform the duties of the treasurer in case of the absence of the treasurer or the treasurer’s inability to act, and shall have such other powers and duties as the treasurer may from time to time be assigned and directed to perform.

Article VII—Uncertificated Shares

Section 7.1. Uncertificated Shares. Shares of stock in the corporation (“Stock”) shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the corporate secretary or an assistant secretary. In the event shares of Stock are represented by certificates, such certificates shall be registered upon the books of the corporation and shall be signed by the chair or vice chair of the board, or a vice-president, and by the treasurer or an assistant treasurer, or the corporate secretary or an assistant secretary of the corporation, shall bear the seal of the corporation or a facsimile thereof, and shall be countersigned by a transfer agent and the registrar for the Stock each of whom shall by resolution of the board of directors be appointed with authority to act as such at the pleasure of the board of directors. No certificate for a fractional share of common stock shall be issued. Certificates of Stock signed by the chair or vice chair of the board, or a vice-president, and by the treasurer or an assistant treasurer, or the corporate secretary or an assistant secretary of the corporation, being such at the time of such signing, if properly countersigned as set forth above by a transfer agent and the registrar, and if regular in other respects, shall be valid, whether such officers hold their respective positions at the date of issue or not. Any signature or countersignature on certificates of Stock may be an actual signature or a printed or engraved facsimile thereof.

Section 7.2. Replacement of Lost or Destroyed Certificates. The board of directors may designate certain persons to authorize the issuance of new certificates of Stock or uncertificated shares to replace certificates alleged to have been lost or destroyed, upon the filing with such designated persons of both an affidavit or affirmation of such loss or destruction and a bond of indemnity or indemnity agreement covering the issuance of such replacement certificates or uncertificated shares, as may be requested by and be satisfactory to such designated persons.

Section 7.3. Transfer of Certificates. Transfer of shares of Stock represented by certificates shall be made on the books of the corporation only upon the surrender of a valid certificate or certificates for not less than such number of shares, duly endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Transfer of uncertificated shares of Stock shall be made on the books of the corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing. The corporation may impose such additional conditions to the transfer of its Stock as may be necessary or appropriate for compliance with applicable law or to protect the corporation, a transfer agent or the registrar from liability with respect to such transfer.

Section 7.4. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Section 7.5. Registered Stockholders. The corporation may recognize the exclusive right of a person registered on its books as the owner of a share or shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice, except as otherwise provided by the laws of Delaware.

Article VIII—Dividends

Section 8.1. Dividends. Dividends upon the capital stock of the corporation, subject to applicable provisions, if any, of the Certificate of Incorporation, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to any such provisions of the Certificate of Incorporation.

Article IX—Forum for Adjudication of Disputes

Section 9.1. Delaware Forum. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”), to the fullest extent permitted by law, shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the corporation, provided, however, that any derivative action or proceeding brought on behalf of the corporation asserting a cause of action arising under the Exchange Act is permitted to be brought before the United States District Court for the District of Delaware if, and only if, designating the Court of Chancery as the exclusive forum for such claim would violate applicable law; (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, stockholder, employee or agent of the corporation to the corporation or the corporation’s stockholders; (c) any action asserting a claim against the corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these bylaws; or (e) any action asserting a claim against the corporation governed by the internal affairs doctrine.

Section 9.2. Federal Forum. Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Article X—General Provisions

Section 10.1. Fiscal year. The fiscal year of the corporation shall be from the first day of January each year until the last day of the succeeding December, both inclusive.

Section 10.2. Time of Notice. Whenever notice is required under these bylaws or by statute and such notice is given by mail, the time of giving such notice shall be deemed to be the time when the same is placed in the United States mail, postage prepaid, and addressed to the party to be notified at the party’s address as it appears on the records of the corporation.

Article XI—Amendments

Section 11.1. Amendments. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors pursuant to the applicable provisions of the Certificate of Incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.